Press Release                            405 Lancaster Avenue
                                   Greer, South Carolina 29650
                                                (864) 879-1000


Contact:  Fred T. Grant, Jr.            For Immediate Release
          Senior Vice President - Finance    October 19, 2005


           RYAN'S ANNOUNCES THIRD QUARTER 2005 RESULTS
                     ______________________

     GREER,  SOUTH  CAROLINA  - - Ryan's Restaurant  Group,  Inc.

(NASDAQ:RYAN) reported third quarter 2005 results today.

     Third  quarter  restaurant sales were $202,967,000  in  2005 compared to $205,331,000 for the comparable quarter in 2004.  Net earnings  for  the  quarter amounted to $4,164,000  in  2005  and

$9,226,000 in 2004.  Earnings per share (diluted) amounted to  10 cents in 2005 compared to 22 cents in 2004.

     For  the  nine  months ended September 28, 2005,  restaurant sales  amounted to $628,116,000 compared to $633,534,000 for  the comparable period in 2004.  Net earnings were $22,237,000 in 2005 and  $38,756,000 in 2004.  Earnings per share (diluted)  were  52 cents in 2005 compared to 89 cents in 2004.

     Commenting  on  the  quarter, Charles D.  Way,  CEO  of  the

Company,  said  "Ryan's was challenged during the  third  quarter with lower sales and higher costs.  Same-store sales decreased by

3.7%  during  the  quarter.  We believe that  high  gasoline  and

utility   costs  continue  to  adversely  affect  our  customers'

disposable  income,  resulting in lower dining-out  expenditures.

Furthermore,  third  quarter sales were  impacted  by  Hurricanes

Katrina and Rita, not only in the areas of immediate landfall but also  in  many of our other operating areas.  During the quarter,

we lost 243 restaurant-days, representing less than 1.0% of total available restaurant-days, at 41 locations due to the hurricanes.

Except  for  three locations that are still closed, the  affected restaurants  re-opened  quickly and have generally  enjoyed  very good business since that time due to high demand from repair  and emergency  crews and returning residents.  We are  very  grateful for  the  heroic  efforts  of  our construction  and  maintenance personnel  and our dedicated restaurant managers and hourly  team members,  many  of whom also suffered significant  property  loss

from  the  hurricanes.   Restaurant sales in  southern  and  mid-

Atlantic  states generally were adversely affected by  the  heavy storms  that  resulted  after  the  immediate  landfalls  and  by gasoline pricing and shortages.  We believe that these factors as well  as  the  related  extensive television  coverage  decreased dining visits by our customers."

     "Our  third quarter's profits were also impacted  by  higher cost  of  sales, particularly higher payroll, utility  and  store closing costs.  Food and beverage costs decreased compared to the prior  year's comparable quarter aided by lower beef costs, which decreased  year-over-year by 9%.  However, similar to  the  first and  second  quarters of 2005, hourly labor increased  by  1%  of sales  as  we  increased staffing at our restaurants  to  improve customer service and retain sales.  We also paid over $200,000 of disaster  assistance to store personnel at restaurants closed  by the hurricanes.  Utility costs also continued their rise, and  we saw electricity and natural gas costs increase by a combined 0.6%

of  sales  due  to  higher unit prices and  warmer  temperatures.

Finally,  we  had property write-downs amounting to $2.6  million

($1.9  million in accelerated depreciation and $700,000 in  other

restaurant   expenses)  during  the  quarter  related   to   five

underperforming  stores, which have been  closed.   These  write-

downs were partially offset by a $700,000 net change in the  gain on  sale  of  closed  properties, which is  reflected  in  "Other income, net" in the accompanying financial statements."

     "As  we  look  at  the remainder of 2005 and  2006,  we  are concerned  about the forecasted significant increases in  utility costs  that  have  been publicized by the media and  the  related impact on consumer spending.  Over time we believe that consumers will  adjust their spending and eat out more often since  dining-

out  is  so  ingrained in many daily routines  and  represents  a relatively inexpensive form of entertainment, especially with the

excellent  price/value  relationship at  Ryan's.   Our  plan  for

building   and  retaining  sales  is  to  provide  great   dining

experiences to our customers so that we are top-of-mind when they

choose   a  restaurant.   As  mentioned  earlier,  our  increased

restaurant  staffing  levels  are designed  to  improve  customer

service.   Also, we are implementing weekend seafood  nights  and

are  aggressively  continuing to add  weekend  breakfast  at  our restaurants.  We are particularly excited about breakfast  as  it represents  an  excellent  means to increase  sales  at  existing

locations  with  minimal  capital  investment.   At  the  end  of

September,  there  were 38 locations serving breakfast,  and  our plans  call for breakfast at approximately 160 locations by year-

end."

     "Our  plans  for  2006 and 2007 focus on building  sales  at

existing  locations.   We  intend to reduce  the  number  of  new

restaurants to around four new restaurants per year for these two years  so  that  our operations management can concentrate  their

efforts   on   operational  improvements  and   local   marketing

initiatives.  Our remodeling efforts will be slightly scaled back to  about  12  locations  per year as  we  refine  and  test  our

conversion  designs.   We  are  also  aggressively  looking   for

opportunities to reduce costs, both at our restaurants and at our corporate  office.  These measures should significantly  increase our  free cash flow, enabling us to reduce our outstanding  debt.

Current  projections  indicate we can reduce  debt  from  current levels  by  approximately $75 million, including  scheduled  debt payments,  through the end of 2007.  Our Board of  Directors  and senior  management enthusiastically endorse this  plan  and  look forward  to  being well-positioned to pursue growth opportunities in the future."

     Management notes that it is continuing discussions with  the

Company's  lenders to amend current debt agreements in  light  of the Company not meeting covenant requirements regarding the fixed charge  coverage  ratio  calculation.  The  Company  was  not  in compliance  with this ratio requirement at the end of the  second quarter,  and, as anticipated by all parties, this non-compliance

continued  at  the  end  of  the third  quarter.   Management  is

optimistic that an agreement with the Company's lenders  will  be

reached,  and  that  such  agreement  will  permit  the   capital

expenditure  plans for 2006 and 2007 as noted above.   Until  the

credit  agreements  are amended, the Company's  outstanding  debt must  be  classified  as a current liability in  accordance  with generally accepted accounting principles and is presented as such

in  the  accompanying financial statements.   Management  expects

that  the amendments will be executed prior to the filing of  the

Company's  quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission on or around November 2, 2005.

     At  September  28, 2005, the Company owned and operated  339 restaurants,  including the three locations that continue  to  be closed as a result of Hurricane Katrina.

     In  connection  with this press release, members  of  Ryan's executive  management  will be holding  a  conference  call  with

investment  analysts  today at 4:00 p.m.  EDT.   The  public  can

listen to a live webcast of this call by logging on to the web at

www.ryans.com and following the appropriate links.

     Certain matters discussed in this press release are forward-

looking  statements within the meaning of the federal  securities laws  and are subject to uncertainties and risks, including,  but not  limited to, general economic conditions, including  consumer

confidence   levels;  competition;  developments  affecting   the

public's  perception  of  buffet-style restaurants;  real  estate availability;  food,  utility and labor supply  costs;  food  and

labor   availability;  an  adverse  food  safety  event;  weather

fluctuations;   interest   rate   fluctuations;   stock    market

conditions;  political environment (including acts  of  terrorism and  wars); and other such risks described from time to  time  in the  Company's  reports  filed with the Securities  and  Exchange

Commission.


                  RYAN'S RESTAURANT GROUP, INC.
               CONSOLIDATED STATEMENTS OF EARNINGS
                           (Unaudited)


                                       Quarter Ended
                               September 28,  September 29,
                                    2005           2004
Restaurant sales            $  202,967,000    205,331,000

Cost of sales:
 Food and beverage              70,169,000     72,880,000
 Payroll and benefits           68,187,000     67,455,000
 Depreciation                   10,524,000      8,857,000
 Other restaurant expenses      35,190,000     29,879,000
     Total cost of sales       184,070,000    179,071,000

General and administrative
   expenses                     11,270,000     10,185,000
Interest expense                 2,378,000      2,598,000
Royalties from franchised
   restaurants                     (35,000)      (265,000)
Other income, net               (1,127,000)      (238,000)
Earnings before income taxes     6,411,000     13,980,000
Income taxes                     2,247,000      4,754,000

     Net earnings               $4,164,000      9,226,000

Net earnings per common share:
 Basic                          $      .10            .22
 Diluted                               .10            .22

Weighted-average shares:
 Basic                          41,934,000     41,679,000
 Diluted                        42,592,000     42,849,000

                  RYAN'S RESTAURANT GROUP, INC.
               CONSOLIDATED STATEMENTS OF EARNINGS
                           (Unaudited)


                                     Nine Months Ended
                               September 28,  September 29,
                                    2005           2004
Restaurant sales             $ 628,116,000    633,534,000

Cost of sales:
 Food and beverage             219,133,000    221,653,000
 Payroll and benefits          205,915,000    203,500,000
 Depreciation                   27,661,000     25,602,000
 Other restaurant expenses     100,654,000     88,046,000
     Total cost of sales       553,363,000    538,801,000

General and administrative
   expenses                     37,501,000     30,762,000
Interest expense                 7,143,000      8,032,000
Royalties from franchised
   restaurants                    (344,000)      (951,000)
Other income, net               (2,889,000)    (1,697,000)
Earnings before income taxes    33,342,000     58,587,000
Income taxes                    11,105,000     19,831,000

     Net earnings              $22,237,000     38,756,000

Net earnings per common share:
 Basic                          $      .53            .93
 Diluted                               .52            .89

Weighted-average shares:
 Basic                          41,941,000     41,800,000
 Diluted                        42,742,000     43,339,000


                  RYAN'S RESTAURANT GROUP, INC.

                   CONSOLIDATED BALANCE SHEETS


                               September 28,  December 29,
                                     2005        2004
ASSETS                           (Unaudited)
Current assets:
 Cash and cash equivalents    $ 11,117,000    7,354,000
 Receivables                     4,700,000    4,639,000
 Inventories                     5,663,000    5,611,000
 Prepaid expenses                1,569,000    1,016,000
 Deferred income taxes           7,277,000    5,110,000
  Total current assets          30,326,000   23,730,000
Property and equipment:
 Land and improvements         170,267,000  162,082,000
 Buildings                     508,584,000  480,781,000
 Equipment                     285,424,000  271,431,000
 Construction in progress       30,923,000   31,531,000
                               995,198,000  945,825,000
 Less accumulated depreciation 319,574,000  295,852,000
  Net property and equipment   675,624,000  649,973,000
Other assets                    10,593,000   10,643,000
  Total assets                $716,543,000  684,346,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                6,681,000    5,963,000
 Current portion oflong-term
   debt                        180,250,000   18,750,000
 Income taxes payable            2,989,000    1,842,000
 Accrued liabilities            51,655,000   42,569,000
  Total current liabilities    241,575,000   69,124,000
Long-term debt                        -     164,250,000
Other long-term liabilities      5,714,000    7,692,000
Deferred income taxes           50,826,000   47,674,000
  Total liabilities            298,115,000  288,740,000

Shareholders' equity:
 Common stock of $1.00 par
   value; authorized
   100,000,000 shares; issued
   41,977,000 shares in 2005
   and 41,890,000 shares
   in 2004                      41,977,000   41,890,000
 Additional paid-in capital      4,376,000    3,878,000
 Retained earnings             372,075,000  349,838,000
  Total shareholders' equity   418,428,000  395,606,000
Commitments and contingencies
  Total liabilities and
    shareholders' equity      $716,543,000  684,346,000

                  RYAN'S RESTAURANT GROUP, INC.

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited)


                                     Nine Months Ended
                                September 28, September 29,
                                     2005          2004
Cash flows from operating
  activities:
 Net earnings                     $22,237,000  38,756,000
 Adjustments to reconcile net
   earnings to net cash provided
   by operating activities:
   Depreciation and
     amortization                  29,012,000  26,936,000
   Loss (gain) on sale of
     property and equipment          (622,000)    253,000
   Tax benefit from exercise
     of stock options                 789,000   2,820,000
   Deferred income taxes              985,000     252,000
   Decrease (increase) in:
     Receivables                      (61,000)    285,000
     Inventories                      (52,000)   (338,000)
     Prepaid expenses                (553,000)    111,000
     Other assets                     (94,000) (2,066,000)
   Increase (decrease) in:
     Accounts payable                 718,000   2,251,000
     Income taxes payable           1,147,000   2,026,000
     Accrued liabilities            9,086,000   2,051,000
     Other long-term liabilities   (1,978,000)    506,000
Net cash provided by operating
  activities                       60,614,000  73,843,000

Cash flows from investing activities:
 Proceeds from sale of property
   and equipment                    6,854,000   6,403,000
 Capital expenditures             (60,751,000)(51,108,000)
Net cash used in investing
   activities                     (53,897,000)(44,705,000)

Cash flows from financing activities:
 Repayment of senior notes        (18,750,000)       -
 Net borrowings from
   (repayment of) revolving
    credit facility                16,000,000  (9,000,000)
 Proceeds from stock options
  exercised                         1,648,000   5,360,000
 Purchase of common stock          (1,852,000)(18,207,000)
Net cash used in financing
  activities                       (2,954,000)(21,847,000)
Net increase in cash and cash
  equivalents                       3,763,000   7,291,000

Cash and cash equivalents -
  beginning of period               7,354,000   8,617,000

Cash and cash equivalents -
  end of period                 $  11,117,000  15,908,000

Supplemental disclosures
Cash paid during period for:
  Interest, net of amount
    capitalized                 $   9,032,000   9,853,000
  Income taxes                      8,751,000  15,413,000